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                                                                    Exhibit 23.4


May 4, 2000


Axcelis Technologies, Inc. (formerly known as Eaton Semiconductor
Equipment Inc.)
55 Cherry Hill Drive
Beverly, Massachusetts 01915


Dear Sir or Madam:

In conformity with Regulation Section 230.438 of the Securities Act of 1933, I hereby consent to be named a director of Axcelis Technologies, Inc. (formerly known as Eaton Semiconductor Equipment Inc.) in its registration statement on Form S-1 and related documents. I understand and consent to the filing of these documents with the United States Securities and Exchange Commission.

Sincerely,

/s/ Ned C. Lautenbach
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Name:  Ned C. Lautenbach
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Title: Nominee for Director
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Date:  5/4/2000
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